UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2005

Mercury Interactive Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-22350	77-0224776
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

379 North Whisman Road, Mountain View, California 94043

(Address of Principal Executive Offices)

(Registrant’s Telephone Number, Including Area Code)

(650) 603-5200

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 241.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On July 8, 2005, Mercury Interactive Corporation (the “Company”) filed a current report on Form 8-K announcing that its Board of Directors had authorized management to prepare and implement a plan of organizational restructuring (“the Plan”) to take place in the third quarter of 2005, consisting of headcount reductions designed to adjust expenses and investments to meet new business objectives. At the time of the filing, the Company was unable in good faith to make a determination of an estimate or range of estimates required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K with respect to the restructuring actions.

Pursuant to Item 2.05 of Form 8-K, the Company is now filing an amended Form 8-K to announce its determination of such estimates. In conjunction with the Plan, the Company estimates it will incur approximately $3.6 million to $3.9 million of costs and cash outlays for one-time termination benefits. Costs will be incurred during the fiscal quarter ending September 30, 2005, and the associated cash outlays will be made over a period of time. No other types of costs will be incurred in connection with the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2005	MERCURY INTERACTIVE CORPORATION

	By:	/s/ Douglas P. Smith
	Name:	Douglas P. Smith
Executive Vice President and Chief Financial Officer